Exhibit 99.1

FOR IMMEDIATE RELEASE

Editorial Contacts:
Jennifer Schuh	Bob Richter
NAVTEQ Corporation	for NAVTEQ Corporation
Tel: 312-894-3913	Tel: 212-802-8588
e-M: jennifer.schuh@navteq.com	e-M: bob@richtermedia.com

Investor Relations Contact:
Thomas R. Fox
NAVTEQ Corporation
Tel: 312-894-7500
e-M: investorrelations@navteq.com

NAVTEQ Reports Record First Quarter 2007 Operating Results

Chicago, IL – May 1, 2007 – NAVTEQ Corporation, a leading global provider of digital maps for vehicle navigation and location-based solutions, today reported record revenue and operating income for the first quarter ended April 1, 2007.

Revenue in the quarter rose 31% over the first quarter of 2006 to $160.0 million. Operating income grew 85% over the prior year to $38.3 million. Net income was up 87% over last year’s first quarter to $30.2 million. Earnings per diluted share grew 84% to $0.31, compared to $0.17 in the prior year’s quarter.

“The business is performing well and we see positive signs for the remainder of the year,” said Judson Green, President and Chief Executive Officer. “In terms of our key accomplishments, we closed on our acquisition of Traffic.com, secured new business with a number of in-dash and portable customers, and released our first Thailand map, which marked our 60th country of coverage.”

NAVTEQ revenue from the Europe, Middle East & Africa (EMEA) region totaled $87.3 million in the quarter, up 14% from the first quarter of 2006. Excluding the impact of foreign currency rate fluctuation, EMEA revenue for the first quarter grew 5%. Revenue for the Americas region was $70.8 million in the quarter, a 61% increase over the first quarter of 2006. Asia Pacific revenue was $1.9 million compared to $1.8 million in last year’s first quarter.

Cash and marketable securities totaled $347.5 million at April 1, 2007. Net cash provided by operating activities for the first quarter of 2007 was $79.1 million.

Business Outlook

The following forward-looking statements reflect NAVTEQ management’s expectations as of May 1, 2007. For the fiscal year 2007, NAVTEQ reaffirms its previously issued annual guidance, which was provided on February 8, 2007.  NAVTEQ expects revenue in the range of $720 million to $750 million and earnings per diluted share of $1.20 to $1.26, assuming an average annual U.S. Dollar/Euro exchange rate of $1.27 and an effective tax rate of 28-29%.

Earnings Call Information

The information for the company’s earnings release conference call is as follows:

When:	Tuesday, May 1, 2007 at 5:00 PM ET
Where:	http://investor.navteq.com
How:	Log on to the web at the URL above or call to listen in at 866.356.4281 (North America) or 617.597.5395 (international), passcode 42287945
Contact:	investorrelations@navteq.com

The company will provide a telephone replay of the conference call at 888-286-8010 (North America) or 617-801-6888 (international), passcode 91010598. The telephone replay will be accessible from 7:00 PM ET Tuesday, May 1, 2007 through 11:59 PM ET on Tuesday, May 8, 2007. An on-demand replay of the conference call will also be available online at investor.navteq.com until June 1, 2007.

About NAVTEQ

NAVTEQ is a leading provider of comprehensive digital map information for automotive navigation systems, mobile navigation devices, Internet-based mapping applications, and government and business solutions. NAVTEQ creates the digital maps and map content that power navigation and location-based services solutions around the world. The Chicago-based company was founded in 1985 and has approximately 2,800 employees located in 167 offices and in 28 countries.

NAVTEQ is a trademark in the U.S. and other countries. All rights reserved.

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning.  The statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under “Item 1A.  Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission.

Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. NAVTEQ does not undertake any obligation to update any forward-looking statements contained in this document.

NAVTEQ CORPORATION

Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Quarter Ended
	April 2, 2006	April 1, 2007
	(Unaudited)

Net revenue:
Digital map licensing and related revenues	$118,465	150,703
Advertising	—	6,227
Other	3,860	3,021
Total net revenue	122,325	159,951

Operating costs and expenses:
Database creation and delivery costs	62,851	74,255
Selling, general, and administrative expenses	38,751	47,353

Total operating costs and expenses	101,602	121,608

Operating income	20,723	38,343

Other income	2,334	3,787

Income before income taxes	23,057	42,130

Income tax expense	7,379	11,881

Net income before cumulative effect of change in accounting principle	15,678	30,249

Cumulative effect of change in accounting principle, net of tax	506	—

Net income	$16,184	30,249

Earnings per share of common stock before cumulative effect of change in accounting principle –
Basic	$0.17	$0.32
Diluted	$0.16	$0.31

Cumulative effect of change in accounting principle per share of common stock –
Basic	$0.01	$—
Diluted	$0.01	$—

Earnings per share of common stock –
Basic	$0.18	$0.32
Diluted	$0.17	$0.31

NAVTEQ CORPORATION

Condensed Consolidated Balance Sheets

(In thousands)

	Dec. 31,	April 1,
	2006	2007
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$122,335	114,632
Short-term marketable securities	137,163	188,042
Accounts receivable, net	126,081	109,304
Deferred income taxes, net	9,232	16,338
Prepaid expenses and other current assets	17,744	18,830

Total current assets	412,555	447,146

Property and equipment, net	27,462	56,439
Capitalized software development costs, net	18,844	20,877
Long-term deferred income taxes, net	187,391	231,313
Long-term marketable securities	63,033	44,795
Goodwill and acquired intangible assets, net	72,814	211,452
Deposits and other assets	12,602	3,726

Total assets	$794,701	1,015,748

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$22,874	18,898
Accrued payroll and related liabilities	33,571	29,704
Other accrued expenses	40,327	45,415
Deferred revenue	43,639	52,808

Total current liabilities	140,411	146,825

Long-term deferred revenue	2,874	47,898
Other long-term liabilities	2,035	7,789

Total liabilities	145,320	202,512

Stockholders’ equity	649,381	813,236

Total liabilities and stockholders’ equity	$794,701	1,015,748

NAVTEQ CORPORATION

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Quarter Ended
	April 2, 2006	April 1, 2007
	(Unaudited)

Cash flows from operating activities:
Net income	$16,184	30,249
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,960	9,108
Deferred income taxes	4,843	470
Stock compensation expense	4,016	4,329
Cumulative effect of change in accounting principle	(506)	—
Provision for doubtful receivables	1,090	575
Noncash other	377	3
Changes in operating assets and liabilities, net of effects of acquisitions	(18,553)	34,323

Net cash provided by operating activities	14,411	79,057

Cash flows from investing activities:
Acquisition of property and equipment	(2,188)	(6,602)
Capitalized software development costs	(3,655)	(5,175)
Net purchases of marketable securities	(42,074)	(33,687)
Payments for acquisitions, net of cash acquired	(4,996)	(44,369)
Note receivable	(200)	—

Net cash used in investing activities	(53,113)	(89,833)

Cash flows from financing activities:
Issuance of common stock and other equity transactions	4,060	2,233

Net cash provided by financing activities	4,060	2,233

Effect of exchange rate changes on cash	429	840

Net increase in cash and cash equivalents	(34,213)	(7,703)

Cash and cash equivalents at beginning of period	85,070	122,335

Cash and cash equivalents at end of period	$50,857	114,632